Exhibit 4.8

                            COLLATERAL TRUST JOINDER

                     Each of the undersigned, IWO Holdings, Inc., a Delaware corporation, Independent Wireless One Corporation, a Delaware corporation, and Independent Wireless One Leased Realty Corporation, a Delaware corporation, hereby agrees to become party as a Pledgor under the Collateral Trust Agreement dated as of January 6, 2005 (the "COLLATERAL TRUST AGREEMENT") among IWO Escrow Company, the Pledgors from time to time party thereto, U.S. Bank, as Trustee under the Indenture (as defined therein) and The Bank of New York, as Collateral Trustee, as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if such undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

                     The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Joinder.



                  [Remainder of page intentionally left blank.]

                     IN WITNESS WHEREOF, the each of the undersigned have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of February 10, 2005.



                             IWO HOLDINGS, INC.

                             By: /s/ Richard Harris
                                 ----------------------------------------------
                             Name: Richard Harris
                             Title: Vice President and Chief Financial Officer




                             INDEPENDENT WIRELESS ONE CORPORATION

                             By: /s/ Richard Harris
                                 ----------------------------------------------
                             Name: Richard Harris
                             Title: Vice President and Chief Financial Officer




                             INDEPENDENT WIRELESS ONE LEASED REALTY CORPORATION

                             By: /s/ Richard Harris
                                 ----------------------------------------------
                             Name: Richard Harris
                             Title: Vice President and Chief Financial Officer

--------------------------------------------------------------------------------




                           COLLATERAL TRUST AGREEMENT

                           dated as of January 6, 2005



                                      among



                               IWO ESCROW COMPANY,

               the other Pledgors from time to time party hereto,



                         U.S. BANK NATIONAL ASSOCIATION,
                         as Trustee under the Indenture



      the other Secured Debt Representatives from time to time party hereto



                                       and

                              THE BANK OF NEW YORK,
                              as Collateral Trustee




--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                -----------------


                                                                                                                Page
                                                                                                                ----


Article 1.           DEFINITIONS; PRINCIPLES OF CONSTRUCTION......................................................2
         SECTION 1.1         Defined Terms........................................................................2
         SECTION 1.2         Rules of Interpretation.............................................................10

Article 2.           THE TRUST ESTATE............................................................................11
         SECTION 2.1         Declaration of Trust................................................................11
         SECTION 2.2         Priorities of Liens.................................................................12

Article 3.           Obligations and powers of Collateral Trustee................................................12
         SECTION 3.1         Undertaking of the Collateral Trustee...............................................12
         SECTION 3.2         Release or Subordination of Liens...................................................13
         SECTION 3.3         Enforcement of Liens................................................................14
         SECTION 3.4         Application of Proceeds.............................................................14
         SECTION 3.5         Powers of the Collateral Trustee....................................................15
         SECTION 3.6         Documents and Communications........................................................15
         SECTION 3.7         For Sole and Exclusive Benefit of Holders of Parity Secured Obligations.............15
         SECTION 3.8         Additional Secured Debt.............................................................16

Article 4.           Obligations enforceable by THE COMPANY AND THE  OTHER PLEDGORS..............................17
         SECTION 4.1         Release of Liens on Collateral......................................................17
         SECTION 4.2         Delivery of Copies to Secured Debt Representatives..................................18
         SECTION 4.3         Collateral Trustee not Required to Serve, File or Record............................18
         SECTION 4.4         Release of Liens in Respect of Notes................................................19

Article 5.           Immunities of the Collateral Trustee........................................................19
         SECTION 5.1         No Implied Duty.....................................................................19
         SECTION 5.2         Appointment of Agents and Advisors..................................................19
         SECTION 5.3         Other Agreements....................................................................19
         SECTION 5.4         Solicitation of Instructions........................................................19
         SECTION 5.5         Limitation of Liability.............................................................20
         SECTION 5.6         Documents in Satisfactory Form......................................................20
         SECTION 5.7         Entitled to Rely....................................................................20
         SECTION 5.8         Secured Debt Default................................................................21
         SECTION 5.9         Actions by Collateral Trustee.......................................................21
         SECTION 5.10        Security or Indemnity in favor of the Collateral Trustee............................21
         SECTION 5.11        Rights of the Collateral Trustee....................................................21
         SECTION 5.12        Limitations on Duty of Collateral Trustee in Respect of Collateral..................22
         SECTION 5.13        Assumption of Rights, Not Assumption of Duties......................................22
         SECTION 5.14        No Liability for Clean Up of Hazardous Materials....................................23
         SECTION 5.15        Co-Trustee..........................................................................23

                                       i

Article 6.           Resignation and Removal of the Collateral Trustee...........................................24
         SECTION 6.1         Resignation or Removal of Collateral Trustee........................................24
         SECTION 6.2         Appointment of Successor Collateral Trustee.........................................24
         SECTION 6.3         Succession..........................................................................25
         SECTION 6.4         Merger, Conversion or Consolidation of Collateral Trustee...........................25

Article 7.           miscellaneous provisions....................................................................26
         SECTION 7.1         Amendment...........................................................................26
         SECTION 7.2         Voting..............................................................................27
         SECTION 7.3         Further Assurances; Insurance.......................................................27
         SECTION 7.4         Successors and Assigns..............................................................29
         SECTION 7.5         Delay and Waiver....................................................................29
         SECTION 7.6         Notices.............................................................................29
         SECTION 7.7         Entire Agreement....................................................................31
         SECTION 7.8         Compensation; Expenses..............................................................31
         SECTION 7.9         Indemnity...........................................................................32
         SECTION 7.10        Severability........................................................................33
         SECTION 7.11        Headings............................................................................33
         SECTION 7.12        Obligations Secured.................................................................33
         SECTION 7.13        Governing Law.......................................................................33
         SECTION 7.14        Consent to Jurisdiction.............................................................33
         SECTION 7.15        Waiver of Jury Trial................................................................34
         SECTION 7.16        Counterparts........................................................................34
         SECTION 7.17        Effectiveness.......................................................................34
         SECTION 7.18        Additional Pledgors.................................................................34
         SECTION 7.19        Insolvency..........................................................................34
         SECTION 7.20        Rights and Immunities of Secured Debt Representatives...............................34

EXHIBIT A  -    Form of Collateral Trust Joinder


         This Collateral Trust Agreement (this "AGREEMENT") is dated as of January 6, 2005, and is by and among IWO ESCROW COMPANY, a Delaware corporation (the "COMPANY"), the Pledgors from time to time party hereto, U.S. BANK NATIONAL ASSOCIATION, as Trustee (as defined below), the other Secured Debt Representative from time to time party hereto and THE BANK OF NEW YORK, as Collateral Trustee (in such capacity and together with its successors in such capacity, the "COLLATERAL TRUSTEE").

                                    RECITALS

         The Company intends to issue Senior Secured Floating Rate Notes due 2012 (including any related exchange notes, the "NOTES") in an aggregate principal amount of $150 million pursuant to an Indenture dated as of the date hereof (the "INDENTURE") among the Company, the guarantors party thereto from time to time and U.S. Bank National Association, as trustee (in such capacity and together with its successors in such capacity, the "TRUSTEE").

         The Company may from time to time incur additional future Parity Lien Debt (as defined herein) in an amount not to exceed $30 million outstanding at any time. As a condition precedent to any such issuance, any Sharing Eligible Debt Agent (as defined herein) will become party to this Agreement.

         The Company and the other Pledgors intend to secure the Obligations under the Indenture and any future Parity Lien Debt and any Hedging Obligations related thereto on a first priority basis, with Liens on all present and future Collateral to the extent that such Liens have been provided for in the applicable Security Documents.

         This Agreement set forth the terms on which each Secured Party has appointed the Collateral Trustee to act as the trustee for the present and future holders of the Parity Secured Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or the subject of the Security Documents, and to enforce the Security Documents and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof.

         Capitalized terms used in this Agreement have the meanings assigned to them above or in Article 1 below.

                                    AGREEMENT

         In consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

               Article 1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

         SECTION 1.1 Defined Terms. The following terms will have the following meanings:

         "ACT OF REQUIRED DEBTHOLDERS" means, as to any matter at any time, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of more than 50% of the sum of (i) the aggregate principal amount of all Parity Lien Debt then outstanding (including outstanding letters of credit whether or not then available or drawn) and (ii) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute outstanding Parity Lien Debt, voting together as a single class. Notwithstanding anything herein to the contrary, a direction in writing delivered to the Collateral Trustee from a Secured Debt Representative, if made, shall constitute the applicable direction from the holders of all Parity Lien Debt represented by such Secured Debt Representative in accordance with the Parity Lien Documents.

For purposes of this definition, (a) Parity Lien Debt registered in the name of, or beneficially owned by, the Company, any other Pledgor or any Affiliate of the Company or Pledgor will be deemed not to be outstanding and (b) votes will be determined in accordance with Section 7.2.

         "ADDITIONAL SECURED DEBT" has the meaning set forth in Section 3.8.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

         "AGREEMENT" has the meaning set forth in the preamble.

         "BOARD OF DIRECTORS" means:

               (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

               (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

               (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

               (4) with respect to any other Person, the board or committee of such Person serving a similar function.


         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

         "CAPITAL LEASE OBLIGATIONS" means at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

         "CAPITAL STOCK" means:

               (1) in the case of a corporation, corporate stock;

               (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

               (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

               (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

         "COLLATERAL" means all "Collateral" (as such term is defined in the Security Agreement).

         "COLLATERAL TRUSTEE" has the meaning set forth in the preamble.

         "COLLATERAL TRUST JOINDER" means an agreement substantially in the form of Exhibit A.

         "COMPANY" has the meaning set forth in the preamble.

         "EQUALLY AND RATABLY" means, in reference to sharing of Liens or proceeds thereof as between holders of Parity Secured Obligations, that such Liens or proceeds:

               (1) will be allocated and distributed first to the Secured Debt Representative for each outstanding Series of Parity Lien Debt, for the account of the holders of such Series of Parity Lien Debt, ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) on each outstanding Series of Parity Lien Debt when the allocation or distribution is made, and thereafter

               (2) will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) on all outstanding Secured Obligations) to the Secured Debt Representative for each outstanding Series of Parity Secured Obligations, for the account of the holders of any remaining Secured Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Secured Obligations due and demanded (with written notice to the applicable Secured Debt Representative and the Collateral Trustee) prior to the date such distribution is made.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

         "GUARANTEE" a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

         "GUARANTORS" means each Subsidiary of IWO Holdings that executes a Note Guarantee in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.

         "HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person under:

               (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

               (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

               (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

         "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

               (1) in respect of borrowed money;

               (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

               (3) in respect of banker's acceptances;

               (4) representing Capital Lease Obligations;

               (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

               (6) representing any Hedging Obligations,

         if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

          "INDEMNIFIED LIABILITIES" means any and all liabilities (including all environmental liabilities), obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to or arising out of or in connection with this Agreement or any of the other Security Documents, including the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Security Documents, the use of proceeds of any Parity Lien Debt or the violation of, or noncompliance with or, or the alleged violation or non compliance with, liability under, any law (including environmental laws) applicable to or enforceable against the Company, any of its Subsidiaries or any other Pledgor or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.

         "INDEMNITEE" has the meaning set forth in Section 7.9(a).

         "INDENTURE" has the meaning set forth in the recitals.

         "INSOLVENCY OR LIQUIDATION PROCEEDING" means:

               (1) any case commenced by or against the Company or any other Pledgor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Pledgor, any receivership or assignment for the benefit of creditors relating to the Company or any other Pledgor or any similar case or proceeding relative to the Company or any other Pledgor or its creditors, as such, in each case whether or not voluntary;

               (2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Pledgor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

               (3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Pledgor are determined and any payment or distribution is or may be made on account of such claims.

         "IWO HOLDINGS" means IWO Holdings, Inc., a Delaware corporation

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "LIEN SHARING AND PRIORITY CONFIRMATION" means:

               (1) as to any Series of Parity Lien Debt, the written agreement of the holders of such Series of Parity Lien Debt, as set forth in the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Priority Lien Debt, each existing and future Priority Lien Representative and each existing and future holder of Permitted Prior Liens:

                    (a) that all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Company or any other Pledgor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably;

                    (b) that the holders of Obligations in respect of such
               Series of Parity Lien Debt are bound by the provisions of this Agreement, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from the enforcement of Parity Liens; and

                    (c) consenting to and directing the Collateral Trustee to
               perform its obligations under this Agreement and the other Security Documents.

         "LIQUIDATED DAMAGES" means all liquidated damages then owing pursuant to the registration rights agreement.

         "MERGER" means, the merger of IWO Escrow with and into IWO Holdings immediately upon the consummation of the Reorganization.

         "NOTES" has the meaning set forth in the recitals.

         "NOTE OBLIGATIONS" means:

         (1) the Notes issued on the date of the Indenture;

         (2) all related exchange notes; and

         (3) all Note Guarantees and all other Obligations (including all Obligations owing to the Trustee and Collateral Trustee) of any Pledgor under the Note Documents.

         "NOTE DOCUMENTS" means the Indenture, the Notes, the Note Guarantees and the Security Documents each as amended from time to time.

         "NOTE GUARANTEE" means the Guarantee by each Guarantor of the Company's obligations under the Indenture and the Notes, executed pursuant to the provisions of the Indenture.

         "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness (including, without limitation, interest accruing at the then applicable rate provided in such documentation after the maturity of such Indebtedness and interest accruing at the then applicable rate provided in such documentation after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization, or like proceeding, relating to IWO Holdings or any Restricted Subsidiary, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

         "OFFICERS' CERTIFICATE" means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of the Company by two officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, including:

                    (a) a statement that the Person making such certificate has read such covenant or condition;

                    (b) a brief statement as to the nature and scope of the
               examination or investigation upon which the statements or opinions contained in such certificate are based;

                    (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                    (d) a statement as to whether or not, in the opinion of such
               Person, such condition or covenant has been satisfied.

         "PARITY LIEN" means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of the Company or any other Pledgor to secure Parity Lien Obligations.

         "PARITY LIEN DEBT" means:

          (1)  the Notes; and

          (2) Sharing Eligible Debt, up to a maximum principal amount of $30 million at any time outstanding, that (a) is designated by the Company, in an Officers' Certificate delivered to the Collateral Trustee on or before the date of incurrence of such Indebtedness or a definitive binding commitment to lend or advance such Indebtedness, as entitled to share on a pro rata basis in the benefits and proceeds of all Liens held by the Collateral Trustee in the Collateral and (b) for which the Sharing Eligible Debt Agent has executed a joinder agreement to this Agreement.

          (3) Hedging Obligations in respect of (1) and (2); provided that for purposes of the definition of "Action of Required Debtholders" and "Secured Debt Default," Hedging Obligations shall not be deemed to be part of "Parity Lien Debt."

         "PARITY LIEN DOCUMENTS" means, collectively, the Note Documents and the indenture, credit agreement or other agreement, including guarantees thereof, governing each other Series of Parity Lien Debt and the Security Documents (other than any Security Documents that do not secure Parity Lien Obligations).

         "PARITY LIEN OBLIGATIONS" means Parity Lien Debt and all other Obligations in respect thereof.

         "PARITY LIEN REPRESENTATIVE" means:

          (1)  in the case of the Notes, the Trustee; or

          (2) in the case of the Sharing Eligible Debt, the Sharing Eligible Debt Agent.

         "PARITY SECURED OBLIGATIONS" means collectively, all Note Obligations and Sharing Eligible Debt Obligations and any Hedging Obligations related thereto.

         "PERMITTED LIENS" means each Lien permitted by the terms of each Secured Debt Document to encumber the applicable assets and properties of the Company or any other Pledgor, including, without limitation, the Collateral.

         "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

         "PLEDGORS" means the Company, the Guarantors and any other Person (if any) that at any time provides collateral security for any Parity Secured Obligations.

         "REORGANIZATION" means the consummation of the Chapter 11 bankruptcy proceeding commenced by IWO Holdings in the United States Bankruptcy Court for the District of Delaware for the purpose of effecting a court-administered reorganization of IWO Holdings.

         "REQUIRED NOTEHOLDERS" means, at any time, the holders of a majority in aggregate principal amount of the Notes then outstanding, voting together as a single class determined in accordance with the Indenture. For purposes of this definition, Notes registered in the name of, or beneficially owned by, the Company, any Pledgor or any Affiliate of the Company or Pledgor will be deemed not to be outstanding.

         "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "SECURED DEBT DEFAULT" means any event or condition which, under the terms of any credit agreement, indenture or other agreement governing any Series of Parity Secured Debt causes, or permits holders of Parity Secured Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Parity Secured Debt outstanding thereunder to become immediately due and payable.

         "SECURED DEBT DOCUMENTS" means collectively, the Note Documents and the Sharing Eligible Documents.

         "SECURED DEBT REPRESENTATIVE" means, in the case of the Notes, the Trustee, and in the case of any Sharing Eligible Debt, the applicable Sharing Eligible Debt Agent.

         "SECURED PARTIES" means collectively, the holders of Parity Secured Obligations and the Secured Debt Representatives.

         "SECURITY AGREEMENT" means the Pledge and Security Agreement, dated the date of the Indenture, made by the Company and other grantors party thereto from time to time in favor of the Collateral Trustee, as amended or supplemented from time to time in accordance with its terms.

         "SECURITY DOCUMENTS" means this Agreement, the Security Agreement, all security agreements, pledge agreements, control agreements, collateral assignments, mortgages, deed of trust or other grants or transfers for security or agreements related thereto executed and delivered by Company or any Guarantor creating (or purporting to create) or perfecting a Lien upon Collateral in favor of the Collateral Trustee to secure Parity Secured Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

         "SERIES OF PARITY LIEN DEBT" means, severally, the Notes and each other issue or series of Parity Lien Debt for which a single transfer register is maintained.

         "SHARING ELIGIBLE DEBT" means any Indebtedness incurred pursuant to clause (13) of the definition of Permitted Debt in the Indenture and Hedging Obligations in respect of such Indebtedness.

         "SHARING ELIGIBLE DEBT AGENT" means, at any time in respect of the Sharing Eligible Debt, the Person serving at such time as the "Agent," "Administrative Agent," "Collateral Agent," "Collateral Trustee" or "Counterparty" under such Sharing Eligible Debt or any other representative then most recently designated in accordance with the applicable provisions of the Sharing Eligible Debt, together with its successors in such capacity.

         "SHARING ELIGIBLE DEBT DOCUMENTS" means, collectively, all credit agreements, indentures and other agreements, including guaranties thereof, in connection with the Sharing Eligible Debt that includes a Lien Sharing Priority Confirmation.

         "SHARING ELIGIBLE DEBT OBLIGATIONS" means all Obligations under the Sharing Eligible Debt.

         "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "SUBSIDIARY" means, with respect to any specified Person:

               (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

               (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).


         "TRUSTEE" has the meaning set forth in the recitals.

         "TRUST ESTATE" has the meaning set forth in Section 2.1.

         "UCC" means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.

         "VOTING STOCK" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         SECTION 1.2 Rules of Interpretation.

         (a) All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in
Article 9 of the UCC.

         (b) Unless otherwise indicated, (i) any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement and (ii) to any Person will be to such Person's successors and assigns.

         (c) The use in this Agreement or any of the other Security Documents of the word "include" or "including," when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word "will" shall be construed to have the same meaning and effect as the word "shall."

         (d) References to "Sections," "clauses," "recitals" and the "preamble" will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to "Articles" will be to Articles of this Agreement unless otherwise specifically provided. References to "Exhibits" and "Schedules" will be to Exhibits and Schedules, respectively, to this Agreement unless otherwise specifically provided.

         (e) Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Indenture (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided, that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Indenture (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been made in accordance with the Indenture.

         (f) This Agreement and the other Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Security Documents.

                          ARTICLE 2. THE TRUST ESTATE

         SECTION 2.1 Declaration of Trust. To secure the payment of the Parity Lien Obligations, each of the Pledgors hereby confirms that, pursuant to the Security Documents, such Pledgor has granted to the Collateral Trustee for its benefit and in trust for the benefit of all present and future holders of Parity Lien Obligations, Liens on, and security interest in, the Collateral described in the Security Documents. The Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all present and future holders of Parity Lien Obligations, all Collateral granted to the Collateral Trustee under any Security Document for the benefit of the holders of Parity Lien Obligations, together with all of the Collateral Trustee's right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the "TRUST ESTATE").

         The Collateral Trustee will hold the Trust Estate in trust for the benefit solely and exclusively of all present and future holders of Parity Lien Obligations as security for the payment of all present and future Parity Lien Obligations.

         Notwithstanding the foregoing, if at any time:

               (1) all Liens securing the Priority Lien Obligations have been released as provided in Section 4.1;

               (2) the Collateral Trustee holds no other property in trust as part of the Trust Estate;

               (3) no monetary obligation (other than indemnification and other contingent obligations not then due and payable including outstanding letters of credit whether or not then drawn) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

               (4) the Company delivers to the Collateral Trustee an Officers' Certificate stating that all Parity Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Parity Lien Documents and that the Pledgors are not required by any Parity Lien Document to grant any Parity Lien upon any property, then the trust arising hereunder will terminate, except that all provisions set forth in Sections 7.8 and 7.9 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

         The parties further declare and covenant that the Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

         SECTION 2.2 Priorities of Liens. Notwithstanding anything else contained herein or in any other Secured Debt Document, it is the intent of the parties that any Lien on the Collateral now or hereafter held by the Collateral Trustee shall be shared equitably and ratably with holders of all Parity Secured Obligations at the time of determination. The priorities set forth in this Agreement are applicable irrespective of the order of creation, attachment or perfection of any such Liens or security interests or any priority that might otherwise be available to any Secured Party under applicable law and notwithstanding any representation or warranty of any Pledgor to the contrary in the Secured Debt Documents.

         ARTICLE 3. OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE

         SECTION 3.1 Undertaking of the Collateral Trustee.

               (a) Subject to, and in accordance with, this Agreement, the Collateral Trustee will, as trustee, for the benefit solely and exclusively of the present and future Secured Parties:

                    (1) accept, enter into, hold, maintain, administer and
               enforce all Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;

                    (2) take all lawful and commercially reasonable actions
               permitted under the Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

                    (3) deliver and receive notices pursuant to the Security
               Documents;

                    (4) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;

                    (5) remit as provided in Section 3.4 all cash proceeds
               received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

                    (6) execute and deliver amendments to the Security Documents as from time to time authorized pursuant to Section 7.1 accompanied by an Officers' Certificate to the effect that the amendment was permitted under Section 7.1; and

                    (7) release any Lien granted to it by any Security Document upon any Collateral if and as required by Section 4.1(b).

         (b) Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Trustee.

         (c) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as it may deem necessary to prove, protect or preserve the Liens securing the Secured Obligations) unless and until it shall have been directed by written notice of an Act of Required Debtholders and then only in accordance with the provisions of this Agreement.

         SECTION 3.2 Release or Subordination of Liens. The Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee, except:

         (a) as directed by an Act of Required Debtholders accompanied by an Officers' Certificate to the effect that the release or subordination was permitted by each applicable Secured Debt Document;

         (b) as required by Article 4; or

         (c) as ordered pursuant to applicable law under an order or judgment of a court of competent jurisdiction;

provided that in any case the Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee without being directed to do so by an Act of Required Debtholders, after the Collateral Trustee has received written notice that any event has occurred that constitutes a Secured Debt Default and such notice has not been rescinded by the Secured Debt Representatives.

         SECTION 3.3 Enforcement of Liens. If the Collateral Trustee at any time receives written notice that any event has occurred that constitutes a Secured Debt Default entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens hereunder, the Collateral Trustee will promptly deliver written notice thereof to each Secured Debt Representative. Thereafter, the Collateral Trustee may await direction by an Act of Required Debtholders and will act, or decline to act, as directed by an Act of Required Debtholders, in the exercise and enforcement of the Collateral Trustee's interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Debtholders. Unless it has been directed to the contrary by an Act of Required Debtholders, the Collateral Trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Secured Debt Document as it may deem advisable and in the interest of the holders of Secured Obligations.

         SECTION 3.4 Application of Proceeds.(a) (a) The Collateral Trustee will apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral and the proceeds of any title insurance policy required under any Secured Debt Document in the following order of application:

                    FIRST, to the payment of all amounts payable to the
               Collateral Trustee, or any co-trustee or agent of the Collateral Trustee, under this Agreement or any Security Document, including all amounts payable under this Agreement on account of the Collateral Trustee's fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee, or any co-trustee or agent of the Collateral Trustee under this Agreement or in connection with any Security Document;

                    SECOND, to the respective Secured Debt Representatives for application to the Parity Secured Obligations equally and ratably until all Parity Secured Obligations have been paid in full in cash for distribution, to (1) in the case of the Notes, to the Trustee for application pursuant to the Indenture, and (2) in the case of Sharing Eligible Debt Obligations, to the Sharing Eligible Debt Agent for application pursuant to the terms of the Sharing Eligible Debt Documents; and

                    THIRD, any surplus remaining after the payment in full in
               cash of all of the Parity Secured Obligations will be paid to applicable Pledgor, its successors or assigns, or as a court of competent jurisdiction may direct.

         (b) If any Secured Party collects or receives any proceeds of such foreclosure, collection or other enforcement, whether after the commencement of an insolvency or liquidation proceeding or otherwise, such Secured Party will promptly deliver the same to the Collateral Trustee, for the account of the holders of the Parity Secured Obligations, to be applied in accordance with the provisions set forth above. Until so delivered, such proceeds will be held by such Secured Party for the benefit of the holders of Parity Secured Obligations.

         (c) Section 3.4(b) is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Obligations, each present and future Secured Debt Representative and the Collateral Trustee. The Secured Debt Representative of each future Series of Parity Lien Debt will be required to deliver a Lien Sharing and Priority Confirmation to the Collateral Trustee and each other Secured Debt Representative at the time of incurrence of such Series of Parity Lien Debt.

         (d) In connection with the application of proceeds pursuant to Section 3.4(a), except as otherwise directed by an Act of Required Debtholders, the Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

         SECTION 3.5 Powers of the Collateral Trustee. (a) (a) The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, exercise and enforce its interest, rights, powers and remedies under the Security Documents and applicable law and in equity and to act as set forth in this Article 3 or as requested in any directions given to it from time to time in respect of any matter by an Act of Required Debtholders.

         (b) No Secured Debt Representative or holder of Parity Secured Obligations will have any liability whatsoever for any act or omission of the Collateral Trustee.

         (c) The Collateral Trustee will have no liability whatsoever for any act or omission of any Secured Debt Representative or any holder of Parity Secured Obligations.

         SECTION 3.6 Documents and Communications. The Collateral Trustee will permit each Secured Debt Representative and each holder of Parity Secured Obligations upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.

         SECTION 3.7 For Sole and Exclusive Benefit of Holders of Parity Secured Obligations. The Collateral Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property of the Trust Estate solely and exclusively for the benefit of the present and future holders of present and future Parity Secured Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.

         SECTION 3.8 Additional Secured Debt.

         (a) The Collateral Trustee will, as trustee hereunder, perform its undertakings set forth in Section 3.1(a) with respect to each holder of Parity Secured Obligations of a Series of Parity Lien Debt that is issued or incurred after the date hereof that:

                    (1) holds Secured Obligations that are identified as Parity
               Lien Debt in accordance with the procedures set forth in Section 3.8(b) and

                    (2) signs, through its designated Secured Debt
               Representative identified pursuant to Section 3.8(b), a Collateral Trust Joinder.

         (b) The Company or other applicable Pledgor will be permitted to designate as an additional holder of Parity Secured Obligations hereunder each Person who is, or who becomes, the registered holder of Parity Lien Debt or the registered holder of Priority Lien Debt incurred by the Company or such other Pledgor after the date of this Agreement in accordance with the terms of all applicable Secured Debt Documents. The Company or other applicable Pledgor may effect such designation by delivering to the Collateral Trustee, with copies to each previously identified Secured Debt Representative, each of the following:

                    (1) an Officers' Certificate stating that:

               (A) the Company or such other Pledgor intends to incur additional Secured Debt ("ADDITIONAL SECURED DEBT") which will be Parity Lien Debt permitted by each applicable Secured Debt Document to be secured with a Parity Lien equally and ratably with all previously existing and future Parity Lien Debt; and

               (B) the Company or such other Pledgor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Additional Secured Debt is secured by the Collateral in accordance with the Security Documents and has attached to the Officer's Certificate a copy of all such recorded filings and recordations; and

                    (2) a written notice specifying the name and address of the
               Secured Debt Representative for such series of Additional Secured Debt for purposes of Section 7.7.

Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Company or any other Pledgor to incur additional Indebtedness unless otherwise permitted by the terms of all applicable Secured Debt Documents. The Company shall notify the Indenture Trustee in writing of the existence of any Parity Lien Debt other than the Note Obligations and shall provide a copy of the relevant Parity Lien Documents to the Indenture Trustee.

         ARTICLE 4. OBLIGATIONS ENFORCEABLE BY THE COMPANY AND THE OTHER
PLEDGORS

         SECTION 4.1 Release of Liens on Collateral.

         (a) The Collateral Trustee's Liens upon the Collateral will be released:

                    (1) in whole, upon (A) payment in full and discharge of all outstanding Parity Lien Debt and all other Parity Secured Obligations that are outstanding, due and payable at the time all of the Parity Lien Debt is paid in full and discharged and (B) termination or expiration of all commitments to extend credit under all Secured Debt Documents;

                    (2) as to any Collateral if (A) such Collateral is being
               sold, transferred or otherwise disposed of by the Company or any other Pledgor in a transaction that complies with the terms and conditions of the Indenture, the Security Agreement and is permitted by all of the other Secured Debt Documents and the release of the Collateral will not result in a Secured Debt Default and (B) Company has delivered an Officers' Certificate to the Collateral Trustee certifying all of the foregoing;

                    (3) if any Pledgor is released from its Note Guarantee in
               accordance with the terms of the Indenture, that Pledgor's assets constituting Collateral will also be released;

                    (4) if any asset that is an Excluded Asset (as defined in
               the Security Agreement) becomes subject to a Lien in favor of the Collateral Trustee, that Collateral will be released; and

                    (5) as to any Collateral, if (a) consent to the release of that Collateral has been given by an Act of Required Debtholders (in accordance with the Indenture and the TIA), and (b) Company has delivered an officers' certificate to the Collateral Trustee certifying that all such necessary consents have been obtained.

         (b) The Collateral Trustee agrees for the benefit of the Company and the other Pledgors that if the Collateral Trustee at any time receives:

                    (1) an Officers' Certificate specifying the Collateral to be released and the paragraph number(s) of Section 4.1(a) under which such Collateral shall be released and stating that (A) the signing officer has read Article 4 of this Agreement and understands the provisions and the definitions relating hereto,
               (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Secured Debt Documents, if any, relating to the release of the Collateral have been complied with and (C) in the opinion of such officer, such conditions precedent, if any, have been complied with; and

                    (2) the proposed instrument or instruments releasing such
               Lien as to such property in recordable form, if applicable;

then the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver such release to the Company or other applicable Pledgor on or before the later of (x) the date specified in such request for such release and (y) the third Business Day after the date of receipt of the items required by (1) and (2) of this Section 4.1(b) by the Collateral Trustee; provided, however, that if at least one Business Day prior to the date of such release the Collateral Trustee shall have received a notice from or on behalf of any Secured Debt Representative that any of the certifications contained in the Officers' Certificate in (1) above were incorrect, such release shall not occur until such notice from such Secured Debt Representative shall have been withdrawn.

         (c) The Collateral Trustee hereby agrees that:

                    (1) in the case of any release pursuant to clause (2) of
               Section 4.1(a), if the Company shall indicate in its written request that the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, pursuant to such written request and at the expense of the Company or other applicable Pledgor, the Collateral Trustee will either (A) be present (or arrange to have its agent or other representative present) at and deliver the release at the closing of such transaction or (B) deliver the release under customary arrangements that permit such contemporaneous payment and delivery of the release; and

                    (2) at any time when a Secured Debt Default under a Series of Parity Lien Debt has occurred and is continuing, within three Business Days of the receipt by it of any Act of Required Debtholders pursuant to Section 4.1(a)(3), the Collateral Trustee will deliver a copy of such Act of Required Debtholders to each Secured Debt Representative.

         (d) Each Secured Debt Representative hereby agrees that it shall deliver a copy of any notice from the Collateral Trustee received pursuant to
Section 4.1(c)(2), to holders of Parity Lien Debt in accordance with the relevant Parity Lien Documents.

SECTION 4.2 Delivery of Copies to Secured Debt Representatives. The Company will simultaneously deliver to each Secured Debt Representative a copy of each Officers' Certificate delivered to the Collateral Trustee pursuant to Section 4.1(b), together with copies of all documents delivered to the Collateral Trustee with such Officers' Certificate. The Secured Debt Representatives will not be obligated to take notice thereof or to act thereon.

SECTION 4.3 Collateral Trustee not Required to Serve, File or Record. The Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided, however, that if the Company or any other Pledgor shall make a written demand for a termination statement under Section 9-513(c) of the UCC and the Collateral Trustee shall have received written confirmation from the Secured Debt Representatives that the requirements of Section 9-513(c) of the UCC have been satisfied, the Collateral Trustee shall comply with the written request of such Company or Pledgor to comply with the requirements of such UCC provision.

         SECTION 4.4 Release of Liens in Respect of Notes. The Collateral Trustee's Parity Lien will no longer secure the Notes outstanding under the Indenture or any other Obligations under the Indenture, and the right of the holders of the Notes and such Obligations to the benefits and proceeds of the Collateral Trustee's Parity Lien on the Collateral will terminate and be discharged:

               (1) upon payment in full of the principal of, and accrued and unpaid interest and premium, if any, and Liquidated Damages, if any, on the Notes and the payment in full of all other Note Obligations that are due and payable at or prior to the time such principal, accrued and unpaid interest and premium are paid;

               (2) upon satisfaction and discharge of the Indenture as set forth under the "Satisfaction and Discharge" provisions of the Indenture; or

               (3) upon defeasance of the Notes in accordance with the "Legal Defeasance and Covenant Defeasance" provisions of the Indenture.

                ARTICLE 5. IMMUNITIES OF THE COLLATERAL TRUSTEE

         SECTION 5.1 No Implied Duty. The Collateral Trustee will not have any fiduciary duties, nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement and the other Security Documents. The Collateral Trustee will not be required to take any action that it believes may be contrary to applicable law or any provision of this Agreement or the other Security Documents.

         SECTION 5.2 Appointment of Agents and Advisors. The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.

         SECTION 5.3 Other Agreements. The Collateral Trustee has accepted and is bound by the Security Documents executed by the Collateral Trustee as of the date of this Agreement and, as directed by an Act of Required Debtholders, the Collateral Trustee shall execute additional Security Documents delivered to it after the date of this Agreement; provided, however, that the Collateral Trustee shall have determined that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee. The Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Parity Lien Debt (other than this Agreement and the other Security Documents to which it is a party).

         SECTION 5.4 Solicitation of Instructions.

         (a) The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Required Debtholders, an Officers' Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Security Documents.

         (b) No written direction given to the Collateral Trustee by an Act of Required Debtholders that in the sole judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Security Documents will be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.

         SECTION 5.5 Limitation of Liability. The Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document, except for its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The Collateral Trustee shall not be liable for any claims, losses, liabilities, damages, costs, expenses and judgments (including reasonable attorneys' fees and expenses) due to forces beyond the reasonable control of the Collateral Trustee, including strikes, work stoppages, acts of God, and interruptions, losses or malfunctions of utilities, communications or computer (software or hardware) services. The recitals contained in this Agreement and the Security Documents shall be taken as the statements of the Company and the Collateral Trustee assumes no responsibility for their correctness. The Collateral Trustee makes no representation as to the validity, enforceability or sufficiency of, or the creation or perfection of any Lien granted under, this Agreement or any of the Security Documents. Money held by the Collateral Trustee under this Agreement or any of the Security Documents need not be segregated from other funds except to the extent required by law. The Collateral Trustee shall be under no liability for interest on any money received by it hereunder or under any of the Security Documents except as other wise agreed in writing with the Company.

         SECTION 5.6 Documents in Satisfactory Form. The Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement or any other Security Document, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

         SECTION 5.7 Entitled to Rely. The Collateral Trustee may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Company or any other Pledgor in compliance with the provisions of this Agreement or any other Security Document or delivered to it by any Secured Debt Representative as to the holders of Secured Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Documents has been duly authorized to do so. To the extent an Officers' Certificate or opinion of counsel is required or permitted under this Agreement or any other Security Document to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on such Officers' Certificate or opinion of counsel as to such matter and such Officers' Certificate or opinion of counsel shall be full warranty and protection to the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Security Documents. The Collateral Trustee may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of facsimile, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, the Collateral Trustee may rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Trustee and conforming to the requirements of this Agreement or any Security Document. The permissive right of the Collateral Trustee to take any action under this Agreement or any Security Document shall not be construed as a duty.


         SECTION 5.8 Secured Debt Default. The Collateral Trustee will not be required to inquire as to the occurrence or absence of any Secured Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Secured Debt Default unless and until it is directed by an Act of Required Debtholders.

         SECTION 5.9 Actions by Collateral Trustee. As to any matter not expressly provided for by this Agreement or the other Security Documents, the Collateral Trustee will act or refrain from acting as directed by an Act of Required Debtholders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant hereto or thereto shall be binding on the holders of Parity Secured Obligations.

         SECTION 5.10 Security or Indemnity in favor of the Collateral Trustee. The Collateral Trustee will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder or under any Security Document unless it has been provided with security or indemnity satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

         SECTION 5.11 Rights of the Collateral Trustee. In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

         SECTION 5.12 Limitations on Duty of Collateral Trustee in Respect of Collateral.

         (a) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith.

         (b) The Collateral Trustee will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Pledgor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Trustee hereby disclaims any representation or warranty to the present and future holders of the Secured Obligations concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.

         SECTION 5.13 Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:

                    (1) each of the parties thereto will remain liable under
               each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not be executed;

                    (2) the exercise by the Collateral Trustee of any of its
               rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Security Documents; and

                    (3) the Collateral Trustee will not be obligated to perform any of the obligations or duties of any of the parties thereunder other than the Collateral Trustee.

         SECTION 5.14 No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any obligation for the benefit of another, which in the Collateral Trustee's sole discretion may cause the Collateral Trustee to be considered an "owner or operator" under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee's actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

         SECTION 5.15 Co-Trustee.

         (a) Notwithstanding any other provisions of this Agreement or any other Security Document, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Collateral Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a co-collateral trustee or co-collateral trustees, or separate collateral trustee or separate collateral trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the holders of Parity Secured Obligations, such title to the Collateral, or any part thereof, and subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Collateral Trustee may reasonably consider necessary or desirable for such purpose. No co-collateral trustee or separate collateral trustee shall be required to meet the terms of eligibility as a successor trustee under Section 6.2 hereof and no notice to any Senior Debt Representative or any holders of Parity Secured Obligations of the appointment of any co-collateral trustee or separate collateral trustee shall be required under Section 6.2 hereof.

         (b) Every co-collateral trustee or separate collateral trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                    (1) all rights, powers, duties and obligations conferred or imposed upon the Collateral Trustee shall be conferred or imposed upon and exercised or performed by the Collateral Trustee and such co-collateral trustee or separate collateral trustee jointly (it being understood that such separate co-collateral trustee or separate collateral trustee is not authorized to act separately without the Collateral Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such co-collateral trustee or separate collateral trustee, but solely at the direction of the Collateral Trustee; and

                    (2) the Collateral Trustee may at any time accept the
               resignation of or remove any co-collateral trustee or separate collateral trustee.

         (c) Any notice, request or other writing given to the Collateral Trustee shall be deemed to have been given to each of the then co-collateral trustees or separate collateral trustees, as effectively as if given to each of them. Every instrument appointing any co-collateral trustee or separate collateral trustee shall refer to this Agreement and the conditions of this
Section 5.15. Each co-collateral trustee or separate collateral trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Collateral Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreeemnt relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Collateral Trustee. Every such instrument shall be filed with the Collateral Trustee.

         (d) Any co-collateral trustee or separate collateral trustee may at any time constitute the Collateral Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement and the Security Documents on its behalf and in its name. If any co-collateral trustee or separate collateral trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Collateral Trustee, to the extent permitted by law, without the appointment of a new or successor co-collateral trustee or separate collateral trustee.


          Article 6. Resignation and Removal of the Collateral Trustee

         SECTION 6.1 Resignation or Removal of Collateral Trustee. Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee:

         (a) the Collateral Trustee may resign at any time by giving not less than 30 days' notice of resignation to each Secured Debt Representative and the Company; and

         (b) the Collateral Trustee may be removed at any time, with or without cause, by an Act of Required Debtholders.

         SECTION 6.2 Appointment of Successor Collateral Trustee. Upon any such resignation or removal, a successor Collateral Trustee may be appointed by an Act of Required Debtholders with the consent of the Company (which consent shall not be unreasonably withheld). If no successor Collateral Trustee has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of the Company), at its option, appoint a successor Collateral Trustee, or petition a court of competent jurisdiction for appointment of a successor Collateral Trustee, which must be a bank or trust company:

                    (1) authorized to exercise corporate trust powers;

                    (2) having a combined capital and surplus of at least
               $50,000,000;

                    (3) maintaining an office in New York, New York; and

                    (4) that is not a Secured Debt Representative.

         The Collateral Trustee will fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Trustee and the provisions of Section 6.3 have been satisfied.

SECTION 6.3 Succession. When the Person so appointed as successor Collateral Trustee accepts such appointment:

                    (1) such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee hereunder and under each Security Document, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder and under each Security Document; and

                    (2) the predecessor Collateral Trustee will (at the expense of the Company) promptly transfer all Liens and collateral security and other property of the Trust Estate within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Security Documents or the Trust Estate; provided that the Company shall have paid to the predecessor Collateral Trustee all amounts payable to the Collateral Trustee under this Agreement and the other Security Documents.

Thereafter the predecessor Collateral Trustee will remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 7.10 and 7.11.

SECTION 6.4 Merger, Conversion or Consolidation of Collateral Trustee. Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to the corporate trust business of the Collateral Trustee shall be the successor of the Collateral Trustee pursuant to Section 6.3, provided that without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) through (4) of
Section 6.2.

                      ARTICLE 7. MISCELLANEOUS PROVISIONS

         SECTION 7.1 Amendment.

         (a) No amendment or supplement to the provisions of any Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Required Debtholders, except that:

                    (1) any amendment or supplement that has the effect solely of adding or maintaining Collateral, securing additional Parity Lien Debt that was otherwise permitted by the terms of the Secured Debt Documents to be secured by the Collateral or preserving perfecting or establishing the priority of the Liens thereon or the rights of the Collateral Trustee therein, or adding or maintaining any guarantee, will become effective when executed and delivered by the applicable obligor party thereto and the Collateral Trustee;

                    (2) no amendment or supplement that reduces, impairs or
               adversely affects the right of any holder of Parity Lien Debt:

                         (a) to vote its outstanding Parity Lien Debt as to any
                    matter described as subject to an Act of Required Debtholders or direction by the Required Noteholders (or amends the provisions of this clause (2) or the definition of "Act of Required Debtholders" or "Required Noteholders"),

                         (b) to share in the order of application described in
                    Section 3.4 in the proceeds of enforcement of or realization on any Collateral, or

                         (c) to require that Liens securing Parity Secured
                    Obligations be released only as set forth in the provisions described in Section 4.1,

                    will become effective unless the Collateral Trustee shall have received a certificate from each applicable Secured Debt Representative stating that the requisite percentage or number of holders of each Series of Parity Lien Debt so affected under the applicable Secured Debt Documents has been obtained; and

                    (3) no amendment or supplement that imposes any obligation upon the Collateral Trustee or any Secured Debt Representative or adversely affects the rights of the Collateral Trustee or any Secured Debt Representative, respectively, in its individual capacity as such will become effective without the consent of the Collateral Trustee or such Secured Debt Representative, respectively.

         Any amendment or supplement to the provisions of the Security Documents that releases Collateral will be effective only in accordance with the requirements set forth in the applicable Secured Debt Document.

         (b) The Collateral Trustee will not enter into any amendment or supplement unless it has received an Officers' Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Secured Debt Documents. Prior to executing any amendment or supplement pursuant to this Section 7.1, the Collateral Trustee will be entitled to receive an opinion of counsel of the Company to the effect that the execution of such document is authorized or permitted hereunder, and with respect to amendments adding Collateral, an opinion of counsel of the Company addressing perfection, and if such additional Collateral consists of equity interests of any Person, priority matters with respect to such additional Collateral.

         SECTION 7.2 Voting. In connection with any matter under this Agreement requiring a vote of holders of Parity Lien Debt, each Series of Parity Lien Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Parity Lien Debt. The amount of Parity Lien Debt to be voted by a Series of Parity Lien Debt will equal (1) the aggregate principal amount of Parity Lien Debt held by such Series of Parity Lien Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Parity Lien Debt. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Parity Lien Debt will cast all of its votes as a block in respect of any vote under this Agreement.

         SECTION 7.3 Further Assurances; Insurance.

         (a) The Company and each of the other Pledgors will do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request (it having no obligation to do so and no liability for its failure to do so), to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Parity Secured Obligations, duly created and enforceable and perfected Liens upon the Collateral, (including any property or assets that are acquired or otherwise become Collateral after the date hereof), in each case as contemplated by, and with the Lien priority required under, the Secured Debt Documents.

         (b) Upon the reasonable request of the Collateral Trustee (it having no obligation to do so and no liability for its failure to do so) or any Secured Debt Representative at any time and from time to time, the Company and each of the other Pledgors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Trustee may reasonably request (it having no obligation to do so and no liability for its failure to do so), to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of holders of Parity Secured Obligations.

         (c) From and after the Merger, the Company and the other Pledgors will:

                    (1) keep their properties adequately insured at all times by financially sound and reputable insurers;

                    (2) maintain such other insurance, to such extent and
               against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage and coverage for acts of terrorism, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them;

                    (3) maintain such other insurance as may be required by law;

                    (4) maintain title insurance on all real property Collateral insuring the Collateral Trustee's Lien on that property, subject only to Permitted Prior Liens and other exceptions to title; and

                    (5) maintain such other insurance as may be required by the
               Security Documents.

         (d) From and after the Merger, upon the request of the Collateral Trustee, the Company and the other Pledgors will furnish to the Collateral Trustee full information as to their property and liability insurance carriers.

         (e) All insurance policies required by Sections 7.3(c) (except for the insurance described in 7.3(c)(3)) above will:

                    (1) provide that, with respect to third party liability
               insurance, the holders of Secured Obligations, as a class, shall be named as additional insureds, with a waiver of subrogation;

                    (2) name the Collateral Trustee as a loss payee and
               additional insured;

                    (3) waive all claims for insurance premiums or commissions or additional premiums or assessments against the Collateral Trustee and Secured Parties; and

                    (4) waive any right of the insurers to setoff or
               counterclaim or to make any other deductions, whether by way of attachment or otherwise, as against the Collateral Trustee and the Secured Parties.

         (f) Upon the request of the Collateral Trustee, the Company and the other Pledgors will permit the Collateral Trustee or any of its agents or representatives, at reasonable times and intervals upon reasonable prior notice, to visit their offices and sites and inspect any of the Collateral and to discuss matters relating to the Collateral with their respective officers and independent public accountants. The Company and the other Pledgors shall, at any reasonable time and from time to time upon reasonable prior notice, permit the Collateral Trustee or any of its agents or representatives to examine and make copies of and abstracts from the records and books of account of the Company and the other Pledgors and their Subsidiaries, all at the Company's expense.

         SECTION 7.4 Successors and Assigns.

         (a) Except as provided in Articles 5 and 6, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Secured Debt Representative (on behalf of each present and future holder of Parity Secured Obligations) and its successors and assigns.

         (b) Neither the Company nor any other Pledgor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Company and the other Pledgors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee and each Secured Debt Representative (on behalf of each present and future holder of Parity Secured Obligations) and all of their respective successors and assigns successors and assigns.

         SECTION 7.5 Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

         SECTION 7.6 Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

                If to the Collateral Trustee:

                  The Bank of New York
                  101 Barclay Street, Floor 8W
                  New York, New York  10286
                  Attention: Corporate Trust Division - Corporate Finance Unit
                  Telecopier: (212) 815-5707

                If to the Company or any other Pledgor:

                  IWO Escrow Company
                  610 Charlotte
                  Utica, New York  13501
                  Attn.: Bret Cloward
                  Telecopier: (315) 797-1721


                 If to the Trustee:

                  U.S. Bank National Association
                  EP-MN-WS3C
                  60 Livingston Avenue St. Paul, MN 55107-2292
                  Attn.: Corporate Trust Department
                  Telecopier: (651) 495-8097

and if to any other Secured Debt Representative, to such address as it may specify by written notice to the parties named above.

         All notices and communications will be sent by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the relevant address set forth above or, as to holders of Secured Debt, by first class mail to its address shown on the register kept by the office or agency where the relevant Secured Debt may be presented for registration of transfer or for exchange. To the extent applicable, any notice or communication will also be so mailed to any Person described in ss. 313(c) of the Trust Indenture Act of 1939, as amended, to the extent required thereunder. Failure to mail a notice or communication to a holder of Secured Debt or any defect in it will not affect its sufficiency with respect to other holders of Secured Debt.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee shall not be deemed to receive any notice or communication under this Agreement or under any other Security Document unless and until a Responsible Officer shall have actually received such notice or communication. For purposes hereof, a "Responsible Officer" shall mean any officer within the corporate trust department of the Collateral Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Collateral Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

         SECTION 7.7 Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

         SECTION 7.8 Compensation; Expenses. The Pledgors jointly and severally agree to pay, promptly upon demand:

                    (1) such compensation to the Collateral Trustee and its
               agents as the Company and the Collateral Trustee may agree in writing from time to time;

                    (2) all reasonable costs and expenses incurred by the
               Collateral Trustee and its agents in connection with this Agreement or any of the Security Documents, including in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Security Document or any consent, amendment, waiver or other modification relating hereto or thereto;

                    (3) all reasonable fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Trustee or any Secured Debt Representative incurred in connection with this Agreement or any of the Security Documents, including the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Security Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by the Company or any other Pledgor;

                    (4) all reasonable costs and expenses incurred by the
               Collateral Trustee and its agents in creating, perfecting, preserving, releasing or enforcing the Collateral Trustee's Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and title insurance premiums;

                    (5) all other reasonable costs and expenses incurred by the
               Collateral Trustee and its agents in connection with this Agreement or any of the Security Documents, including the negotiation, preparation and execution of the Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Trustee thereunder; and

                    (6) after the occurrence of any Secured Debt Default, all
               costs and expenses incurred by the Collateral Trustee, its agents and any Secured Debt Representative in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Security Documents or any interest, right, power or remedy of the Collateral Trustee or in connection with the collection or enforcement of any of the Secured Obligations or the proof, protection, administration or resolution of any claim based upon the Secured Obligations in any

               Insolvency or Liquidation Proceeding, including all fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Trustee, its agents or the Secured Debt Representatives.

The agreements in this Section 7.8 will survive repayment of all other Parity Secured Obligations and the removal or resignation of the Collateral Trustee.

The Collateral Trustee shall have a lien prior to the holders of the Parity Lien Obligations on the Collateral for any amount owing to it or any predecessor Collateral Trustee under or in respect of this Agreement or any of the Security Documents, including all amounts owing under Sections 7.8 and 7.9.

When the Collateral Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(11) or 6.01(12) of the Indenture, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.


         SECTION 7.9 Indemnity.

         (a) The Pledgors jointly and severally agree to defend, indemnify, pay and hold harmless the Collateral Trustee, each Secured Debt Representative, each holder of Secured Obligations and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an "INDEMNITEE") from and against any and all Indemnified Liabilities; provided, no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

         (b) All amounts due under this Section 7.9 will be payable upon demand.

         (c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.9(a) may be unenforceable in whole or in part because they violate any law or public policy, each of the Pledgors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

         (d) No Pledgor will ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Secured Debt Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the Pledgors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         (e) The agreements in this Section 7.9 will survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Trustee.

         SECTION 7.10 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

         SECTION 7.11 Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

         SECTION 7.12 Obligations Secured. All obligations of the Pledgors set forth in or arising under this Agreement will be Parity Secured Obligations and are secured by all Liens granted by the Security Documents.

         SECTION 7.13 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         SECTION 7.14 Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Security Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, each Pledgor, for itself and in connection with its properties, irrevocably:

                    (1) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;

                    (2) waives any defense of forum non conveniens;

                    (3) agrees that service of all process in any such
               proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.6;

                    (4) agrees that service as provided in clause (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

                    (5) agrees each party hereto retains the right to serve
               process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

         SECTION 7.15 Waiver of Jury Trial. Each party to this Agreement waives its rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any of the other Security Documents or any dealings between them relating to the subject matter of this Agreement or the intents and purposes of the other Security Documents. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement and the other Security Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto will continue to rely on this waiver in its related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 7.15 and executed by each of the parties hereto), and this waiver will apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or any of the other Security Documents or to any other documents or agreements relating thereto. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         SECTION 7.16 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

         SECTION 7.17 Effectiveness. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.

         SECTION 7.18 Additional Pledgors. The Company will cause each Person that becomes a Pledgor or is required by any Secured Debt Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the parties hereto a Collateral Trust Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Company shall promptly provide each Secured Debt Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section 7.18.

         SECTION 7.19 Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against any Pledgor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

         SECTION 7.20 Rights and Immunities of Secured Debt Representatives(a) . The Trustee will be entitled to all of the rights, protections, immunities and indemnities set forth in the Indenture and any future Secured Debt Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Parity Lien Debt with respect to which such Person will act as representative, in each case as if specifically set forth herein. In no event will any Secured Debt Representative be liable for any act or omission on the part of the Pledgors or the Collateral Trustee hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Agreement to be executed by their respective officers or representatives as of the day and year first above written.

                                IWO ESCROW COMPANY


                                By: /s/ Bret C. Cloward
                                    --------------------------------------------
                                    Name: Bret C. Cloward
                                    Title: President and Chief Executive Officer


                                U.S. BANK NATIONAL ASSOCIATION
                                as Trustee under the Indenture


                                By: /s/ Lori-Anne Rosenberg
                                    --------------------------------------------
                                    Name: Lori-Anne Rosenberg
                                    Title: Vice President


                                THE BANK OF NEW YORK
                                as Collateral Trustee


                                By: /s/ Remo J. Reale
                                    --------------------------------------------
                                    Name: Remo J. Reale
                                    Title: Vice President

                                                                       EXHIBIT A
                                                   to Collateral Trust Agreement


                                    [FORM OF]
                            COLLATERAL TRUST JOINDER

         The undersigned, _____________________, a _______________, hereby agrees to become party as [a Pledgor] [a Secured Debt Representative] under the Collateral Trust Agreement dated as of ___________, 20__ (the "COLLATERAL TRUST AGREEMENT") among [Company], the Pledgors from time to time party thereto, [Indenture Trustee], as Trustee under the Indenture (as defined therein) and the Bank of New York, as Collateral Trustee, as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

         The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Joinder.

         IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of ___________________, 20____.

                                           [___________________________________]



                                            By:
                                                 Name:   _______________________
                                                 Title:  _______________________

                                                                      SCHEDULE 1

                                PARITY LIEN DEBT
                                ----------------